Filed pursuant to Rule 424(b)(5)
Registration No. 333-202618

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell the securities described herein, and we are not soliciting offers to buy such securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 31, 2017

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 9, 2015)

Diamond Offshore Drilling, Inc.

$                 % Senior Notes due 2025

We are offering $         aggregate principal amount of     % senior notes due 2025, which we refer to as the notes.

The notes will bear interest at the rate of     % per year and mature on                 , 2025. Interest on the notes is payable on              and              of each year, beginning on                 , 2018. Interest on the notes will accrue from                 , 2017.

We may redeem some or all of the notes at any time at the applicable redemption prices described in this prospectus supplement under the caption “Description of Notes—Optional Redemption.” In each case, we will also pay accrued and unpaid interest, if any, to, but excluding, the redemption date.

The notes will be unsecured and will rank equally with all our other existing and future senior indebtedness.

The notes will be issued only in registered book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes are a new issue of securities with no established trading market. We do not currently intend to apply for listing of the notes on any securities exchange or to be quoted on any automated quotation system.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-9 and the information incorporated by reference in this prospectus supplement for a discussion of important factors you should consider carefully before deciding to purchase the notes.

The offering price set forth below does not include accrued interest, if any. Interest on the notes will accrue from                 , 2017 to the date of delivery.

	Per Note		Total
Public Offering Price		%(1)	$
Underwriting Discount and Commissions		%	$
Proceeds to Diamond Offshore (before expenses)		%	$

(1)	Plus interest, if any, from , 2017 if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes to investors on or about                 , 2017 in book-entry form through The Depository Trust Company for the account of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme.

Joint Physical Book-Running Managers

Barclays	J.P. Morgan

Joint Book-Running Managers

Citigroup	HSBC	MUFG

SunTrust Robinson Humphrey	Wells Fargo Securities

Co-Managers

RBC Capital Markets	Goldman Sachs & Co. LLC

Prospectus Supplement dated                 , 2017.

You should read this prospectus supplement along with the accompanying base prospectus carefully before you invest in the notes. These documents contain or incorporate by reference important information you should consider before making your investment decision. This prospectus supplement contains specific information about the notes being offered and the accompanying base prospectus contains a general description of the notes. This prospectus supplement may add, update or change information in the accompanying base prospectus. We have not, and the underwriters have not, authorized anyone else to provide any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take responsibility for, or can provide assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus supplement and the accompanying base prospectus, as well as the information incorporated by reference, is accurate as of any date other than the date on the front cover of this prospectus supplement, or the date of such incorporated information, as applicable. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

Prospectus Supplement

Base Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are offering and certain other matters relating to our business. The second part, the accompanying base prospectus, gives more general information, some of which does not apply to the notes we are offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined, including the information incorporated by reference in the prospectus. If the description of the notes in the prospectus supplement differs from the description in the base prospectus, the description in the prospectus supplement supersedes the description in the base prospectus and you should rely on the information in this prospectus supplement.

Before purchasing any notes, you should carefully read both this prospectus supplement and the accompanying base prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying base prospectus constitute an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

In this prospectus supplement and the accompanying base prospectus, unless otherwise specified or the context otherwise requires, references to “dollars” and “$” are to U.S. dollars. Unless otherwise specified or the context otherwise requires, when used in this prospectus supplement, the terms “Diamond Offshore,” “we,” “our company,” “our” and “us” refer to Diamond Offshore Drilling, Inc., a Delaware corporation, and its consolidated subsidiaries.

This prospectus supplement and the accompanying base prospectus are based on information provided by us and by other sources that we believe are reliable. We cannot assure you that this information is accurate or complete. This prospectus supplement and the accompanying base prospectus summarize certain documents and other information and we refer you to them for a more complete understanding of what we discuss in this prospectus supplement and the accompanying base prospectus. In making an investment decision, you must rely on your own examination of our company and the terms of the offering and the notes, including the merits and risks involved.

We are not making any representation to any purchaser of the notes regarding the legality of an investment in the notes by such purchaser under any legal investment or similar laws or regulations. You should not consider any information in this prospectus supplement or the accompanying base prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the notes.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or the “Commission,” a registration statement under the Securities Act of 1933, as amended, or the “Securities Act,” that registers the distribution of the notes. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities we may offer. The rules and regulations of the Commission allow us to omit certain information included in the registration statement from this prospectus supplement and the accompanying base prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports or other information that we file with the Commission at the Commission’s

Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may also receive copies of these documents upon payment of a duplicating fee by writing to the Commission’s Public Reference Room. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our filings with the Commission are also available to the public from commercial document retrieval services, at our website (www.diamondoffshore.com) and at the Commission’s website (www.sec.gov). Information on our website is not incorporated into this prospectus or our other filings with the Commission and is not a part of this prospectus or those filings.

The Commission allows us to “incorporate by reference” the information that we file with it into this prospectus supplement and the accompanying base prospectus. This means that we can disclose important information to you by referring you to other documents filed separately with the Commission, including our annual, quarterly and current reports. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying base prospectus, except for any information that is modified or superseded by information contained in this prospectus supplement or any other subsequently filed document that is incorporated by reference into this prospectus. The information incorporated by reference is an important part of this prospectus supplement and the accompanying base prospectus. All documents filed (but not those or portions thereof that are furnished) by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” between the date of this prospectus supplement and the termination or completion of the offering of the notes will be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus supplement, the accompanying base prospectus and any previously filed document that is incorporated by reference into this prospectus.

The following documents have been filed by us with the Commission (File No. 1-13926) and are incorporated by reference into this prospectus:

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2016;

•	Those portions of our definitive proxy statement on Schedule 14A filed on March 28, 2017 incorporated by reference into our annual report on Form 10-K for the fiscal year ended December 31, 2016;

•	Our quarterly reports on Form 10-Q for our fiscal quarters ended March 31, 2017 and June 30, 2017; and

•	Our current reports on Form 8-K filed January 31, 2017 and May 17, 2017.

You can obtain any of the documents incorporated herein by reference from us without charge (other than exhibits unless such exhibits are specifically incorporated by reference in this prospectus supplement). You may request a copy of these filings by writing or telephoning us at the following address or telephone number:

Diamond Offshore Drilling, Inc.

15415 Katy Freeway, Suite 100

Houston, Texas 77094

Attention: Investor Relations

Telephone: (281) 492-5300

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Investors are cautioned that certain statements contained or incorporated by reference in this prospectus supplement constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain or be identified by the words “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” “believe,” “should,” “could,” “may,” “might,” “will,” “will be,” “will continue,” “will likely result,” “project,” “forecast,” “budget” and similar expressions. In addition, any statement concerning future financial performance (including, without limitation, future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible actions taken by or against us, which may be provided by management, are also forward-looking statements as so defined. Statements that contain forward-looking statements include, but are not limited to, information concerning our possible or assumed future results of operations and statements about the following subjects:

•	market conditions and the effect of such conditions on our future results of operations;

•	sources and uses of and requirements for financial resources and sources of liquidity;

•	contractual obligations and future contract negotiations;

•	interest rate and foreign exchange risk;

•	operations outside the United States;

•	business strategy;

•	growth opportunities;

•	competitive position including, without limitation, competitive rigs entering the market;

•	expected financial position;

•	cash flows and contract backlog;

•	future term of the Petróleo Brasileiro S.A. drilling contract for the Ocean Valor and the enforcement of our rights under the contract;

•	idling drilling rigs or reactivating stacked rigs;

•	declaration and payment of regular or special dividends;

•	financing plans;

•	market outlook;

•	tax planning;

•	debt levels and the impact of changes in the credit markets and credit ratings for our debt;

•	budgets for capital and other expenditures;

•	timing and duration of required regulatory inspections for our drilling rigs;

•	timing and cost of completion of capital projects;

•	delivery dates and drilling contracts related to capital projects or rig acquisitions;

•	plans and objectives of management;

•	scrapping retired rigs;

•	assets held for sale;

•	purchasing or constructing rigs;

•	asset impairments and impairment evaluations;

•	our internal controls and remediation of our material weakness in internal control over financial reporting;

•	performance of contracts;

•	outcomes of legal proceedings;

•	purchases of our securities, including, without limitation, the Make-Whole Redemption (as defined below);

•	compliance with applicable laws; and

•	availability, limits and adequacy of insurance or indemnification.

These types of statements are based on current expectations about future events and inherently are subject to a variety of assumptions, risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those expected, projected or expressed in forward-looking statements. These risks and uncertainties include, among others, the following:

•	those described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016 and in this prospectus supplement beginning on page S-9;

•	general economic and business conditions and trends, including recessions and adverse changes in the level of international trade activity;

•	worldwide supply and demand for oil and natural gas;

•	changes in foreign and domestic oil and gas exploration, development and production activity;

•	oil and natural gas price fluctuations and related market expectations;

•	the ability of the Organization of Petroleum Exporting Countries, commonly called OPEC, to set and maintain production levels and pricing, and the level of production in non-OPEC countries;

•	policies of various governments regarding exploration and development of oil and gas reserves;

•	inability to obtain contracts for our rigs that do not have contracts;

•	the cancellation of contracts included in our reported contract backlog;

•	advances in exploration and development technology;

•	the worldwide political and military environment, including, for example, in oil-producing regions and locations where our rigs are operating;

•	casualty losses;

•	operating hazards inherent in drilling for oil and gas offshore;

•	the risk that dividends may not be declared or paid;

•	the risk of physical damage to rigs and equipment caused by named windstorms in the U.S. Gulf of Mexico;

•	industry fleet capacity;

•	market conditions in the offshore contract drilling industry, including, without limitation, dayrates and utilization levels;

•	competition;

•	changes in foreign, political, social and economic conditions;

•	risks of international operations, compliance with foreign laws and taxation policies and seizure, expropriation, nationalization, deprivation, malicious damage or other loss of possession or use of equipment and assets;

•	risks of potential contractual liabilities pursuant to our various drilling contracts in effect from time to time;

•	customer or supplier bankruptcy, liquidation or other financial difficulties;

•	the ability of customers and suppliers to meet their obligations to us and our subsidiaries;

•	collection of receivables;

•	foreign exchange and currency fluctuations and regulations, and the inability to repatriate income or capital;

•	risks of war, military operations, other armed hostilities, terrorist acts and embargoes;

•	changes in offshore drilling technology, which could require significant capital expenditures in order to maintain competitiveness;

•	regulatory initiatives and compliance with governmental regulations including, without limitation, regulations pertaining to climate change, greenhouse gases, carbon emissions or energy use;

•	compliance with and liability under environmental laws and regulations;

•	potential changes in accounting policies by the Financial Accounting Standards Board, the Commission or regulatory agencies for our industry which may cause us to revise our financial accounting and/or disclosures in the future, and which may change the way analysts measure our business or financial performance;

•	development and exploitation of alternative fuels;

•	customer preferences;

•	effects of litigation, tax audits and contingencies and the impact of compliance with judicial rulings and jury verdicts;

•	cost, availability, limits and adequacy of insurance;

•	invalidity of assumptions used in the design of our controls and procedures and the risk that the measures we have taken to remediate our material weakness in internal control over financial reporting will not be effective or that additional material weaknesses may arise in the future;

•	the results of financing efforts;

•	adequacy and availability of our sources of liquidity;

•	risks resulting from our indebtedness;

•	public health threats;

•	negative publicity;

•	impairments of assets; and

•	the availability of qualified personnel to operate and service our drilling rigs.

The risks and uncertainties listed above are not exhaustive. Other sections of this prospectus supplement and our other filings with the Commission include additional factors that could adversely affect our business, results of operations and financial performance. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based. In addition, in this prospectus supplement and our other filings with the Commission incorporated by reference herein, we may refer to reports published by third parties that purport to describe trends or developments in energy production or drilling and exploration activity. While we believe that each of these reports is reliable, neither we nor the underwriters have independently verified the information included in such reports. We and the underwriters specifically disclaim any responsibility for the accuracy and completeness of such information and we undertake no obligation to update such information.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about our company and the offering and may not contain all of the information that is important to you. To better understand this offering, you should read this entire document carefully, as well as those additional documents to which we refer you. See “Where You Can Find More Information.”

About Diamond Offshore Drilling, Inc.

We provide contract drilling services to the energy industry around the globe with a fleet of 19 offshore drilling rigs, excluding five semisubmersible rigs that we plan to retire and scrap in the near future. These retired units, which are currently cold stacked, include the Ocean Baroness, Ocean Alliance, Ocean Vanguard, Ocean Nomad and Ocean Princess. Our current fleet consists of four drillships, 14 semisubmersibles and one jack-up rig. The Ocean Monarch, which had been in a shipyard for a survey and contract modifications since the first quarter of 2017, began operating under the first of three contracts in Australia late in the second quarter of 2017. Of our current fleet, as of July 31, 2017, three ultra-deepwater and three deepwater semisubmersible rigs were cold stacked, in addition to the five rigs to be scrapped.

We drill in the waters of North America, South America, Europe, Africa, Asia, the Middle East and Australia. We offer comprehensive drilling services to the global energy industry.

Our principal executive offices are located at 15415 Katy Freeway, Houston, Texas 77094, and our telephone number at that location is (281) 492-5300.

Recent Developments

We intend to call for redemption all of the outstanding aggregate principal amount of our 5.875% Senior Notes due May 1, 2019, or the 2019 Notes, at a “make-whole” premium price calculated by the Quotation Agent (as defined in the governing indenture) in accordance with the 2019 Notes and the indenture governing the 2019 Notes, which we refer to as the Make-Whole Redemption. As of June 30, 2017, $500.0 million aggregate principal amount of the 2019 Notes was outstanding. The indenture governing the 2019 Notes permits us to redeem all or a portion of the 2019 Notes for cash at any time at a redemption price equal to the greater of (1) 100% of the principal amount of the 2019 Notes to be redeemed and (2) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on such 2019 Notes (not including any portion of any payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate (as defined in the governing indenture) plus 45 basis points, plus, in either case, accrued and unpaid interest on the principal amount of the 2019 Notes redeemed to the date of redemption. This prospectus supplement does not constitute a notice of redemption of the 2019 Notes.

We intend to use the net proceeds from this offering, together with cash on hand, to fund the Make-Whole Redemption and the payment of any related fees and expenses and any remaining proceeds for general corporate purposes. This offering is not conditioned upon the consummation of the Make-Whole Redemption. See “Use of Proceeds.”

The Offering

Issuer	Diamond Offshore Drilling, Inc.

Notes offered	$ aggregate principal amount of % Senior Notes due 2025.

Maturity date	, 2025.

Interest rate	% per year.

Interest payment dates	and of each year, beginning on , 2018. Interest on the notes will accrue from , 2017.

Ranking	The notes will be our senior unsecured obligations and will rank equally in right of payment to all our existing and future senior indebtedness. The notes will be structurally subordinated to all existing and future obligations of our subsidiaries, which will not guarantee the notes. As of June 30, 2017, Diamond Offshore Drilling, Inc. had approximately $2.0 billion aggregate principal amount of total indebtedness outstanding, none of which was secured. As of June 30, 2017, our subsidiaries had no third party indebtedness outstanding. See “Capitalization.”

Optional redemption	We may redeem some or all of the notes at any time prior to , 2025 (the date that is three months prior to the scheduled maturity date of the notes) at the “make-whole” redemption price discussed under the caption “Description of Notes—Optional Redemption.” We may redeem some or all of the notes at any time on or after , 2025 (the date that is three months prior to the scheduled maturity date of the notes) at a price equal to 100% of the principal amount of the notes being redeemed.

In each case, we will also pay accrued and unpaid interest, if any, to, but excluding, the redemption date.

For a more complete description of the optional redemption provisions of the notes, please read “Description of Notes—Optional Redemption.”

Certain covenants	The indenture governing the notes, which we refer to as the indenture, will contain covenants that limit, among other things, subject to certain exceptions, our ability to:

•	consolidate with or merge into another entity or convey or transfer our properties and assets substantially as a whole;

•	create liens; and

•	enter into a sale and lease-back transaction covering a drilling rig or drillship.

See “Description of Notes—Limitation on Merger, Consolidation and Certain Sale of Assets” and “Description of Notes—Certain Covenants of the Company.”

The indenture does not limit the amount of unsecured debt that we or our subsidiaries may incur.

Form and denomination	The notes will be issued in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Further issues	We may from time to time, without the consent of the holders of the notes, issue additional debt securities having the same ranking and the same interest rate, maturity and other terms as the notes offered hereby, except for the issue date and offering price and, in some cases, the first interest payment date. See “Description of Notes—Further Issues.”

Use of proceeds	We intend to use the net proceeds from this offering, together with cash on hand, to fund the Make-Whole Redemption and the payment of any related fees and expenses and any remaining proceeds for general corporate purposes. Pending their application, we may invest the net proceeds in short term investments. See “Use of Proceeds.” Certain of the underwriters or their affiliates may hold the 2019 Notes and, to the extent we use proceeds from this offering to fund the Make-Whole Redemption, may receive proceeds from this offering. See “Underwriting—Other Relationships.”

Risk factors	You should carefully consider the specific factors set forth under “Risk Factors,” beginning on page S-9 of this prospectus supplement as well as the other information and data included elsewhere or incorporated by reference in this prospectus supplement and the accompanying base prospectus, before making an investment decision.

Governing law	The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee	The Bank of New York Mellon Trust Company, N.A.

RISK FACTORS

An investment in the notes involves risks. Before making a decision to purchase the notes, and in consultation with your own financial and legal advisors, you should consider carefully the following matters, in addition to the other information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying base prospectus, including under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Risks Relating to the Notes and Our Indebtedness

Our holding company structure results in substantial structural subordination and may affect our ability to make payments on the notes.

The notes are obligations exclusively of Diamond Offshore Drilling, Inc. We are a holding company, and substantially all operations are conducted by our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes offered hereby, is dependent upon the earnings of our subsidiaries. In addition, our ability to service our debt is dependent on the distribution of earnings, loans or other payments by our subsidiaries to us.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon their earnings, cash flows and business considerations.

Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in the profits or a distribution of those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

Our debt agreements allow us to incur significantly more debt, which, if incurred, could exacerbate the other risks described in this prospectus supplement.

The terms of our debt instruments permit us to incur additional indebtedness. The incurrence of such debt may be necessary to comply with regulatory obligations to maintain our assets, to satisfy regulatory service obligations, to adequately respond to competition or for financial reasons alone. Incremental borrowings or borrowings at maturities that impose additional financial risks to our various efforts to improve our financial condition and results of operations would exacerbate the other risks described in this prospectus supplement and the documents incorporated by reference into the accompanying base prospectus.

Servicing our debt requires a significant amount of cash, and we may not be able to generate sufficient cash flow from our business to meet our debt obligations.

Our earnings and cash flow may vary significantly from time to time due to the cyclical nature of our industry. Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our future cash flow may be insufficient to meet our debt obligations and commitments, including the notes. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

As of June 30, 2017, our total indebtedness was approximately $2.0 billion. Furthermore, as of such date, we had $1.5 billion in undrawn borrowing capacity under our senior revolving credit facility. All borrowings under our senior revolving credit facility rank equally in right of payment to the notes. Our debt could have important consequences to you. For example, it could:

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to fund future working capital and capital expenditures, to engage in future acquisitions or development activities, or to otherwise realize the value of our assets and opportunities fully because of the need to dedicate a substantial portion of our cash flow from operations to payments of interest and principal on our debt or to comply with any restrictive terms of our debt;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	impair our ability to obtain additional financing in the future; and

•	place us at a competitive disadvantage compared to our competitors that have less debt.

In addition, if we fail to comply with the covenants or other terms of any agreements governing our debt, our lenders will have the right to accelerate the maturity of that debt and foreclose upon the collateral, if any, securing that debt. Realization of any of these factors could adversely affect our financial condition.

Other than covenants limiting liens, certain sale and leaseback transactions and certain corporate transactions, the indenture will not contain restrictive covenants.

The indenture governing the notes does not contain restrictive covenants that would protect you from many kinds of transactions that may adversely affect you. In particular, the indenture does not contain covenants limiting any of the following:

•	the incurrence of additional indebtedness by us or our subsidiaries;

•	the issuance of stock of our subsidiaries;

•	the payment of dividends and certain other payments by us and our subsidiaries;

•	our creation of restrictions on the ability of our subsidiaries to make payments to us; or

•	our ability to enter into certain transactions with affiliates.

There is currently no trading market for the notes and an active trading market for the notes may not develop.

The notes are a new issue of securities with no established trading market, and we do not intend to list the notes on any securities exchange or automated quotation system. As a result, an active trading market for the notes may not develop, or if one does develop, it may not be sustained. If an active trading market fails to develop or cannot be sustained, you may not be able to resell your notes at their fair market value or at all.

Redemption may adversely affect your return on the notes.

The notes are redeemable at any time at our option, and therefore we may choose to redeem some or all of the notes, including at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed. See “Description of Notes—Optional Redemption.”

Our debt ratings have been downgraded recently. Any adverse rating of the notes may cause their trading price to fall.

In July 2017, Moody’s Investor Services, or Moody’s, downgraded our corporate family rating to Ba3 from Ba2, with a negative outlook. In January 2017, S&P Global Ratings, or S&P, downgraded our corporate credit rating to BB- from BB+, with a negative outlook. Both Moody’s and S&P periodically review our credit ratings as well as the offshore drilling sector more generally, and have downgraded other offshore drilling companies based on concerns about general industry conditions. There can be no assurance that we will be able to maintain our credit ratings, and if there are further downgrades of our credit rating, or notices of potential downgrades, the trading prices of the notes could decline. If a rating agency were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announce its intention to put the notes on credit watch, the trading price of the notes could decline.

We may not be able to fund a change of control offer.

If a change of control repurchase event occurs, we will be required, subject to certain conditions, to offer to purchase all outstanding notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase. We cannot assure you that we will have sufficient funds available or that we will be permitted by our other debt instruments to fulfill these obligations upon a change of control repurchase event in the future. See “Description of Notes—Change of Control Repurchase Event.”

We may not consummate the Make-Whole Redemption, and this offering is not conditioned on the consummation of the Make-Whole Redemption.

We intend to use the net proceeds from this offering, together with cash on hand, to fund the Make-Whole Redemption and the payment of any related fees and expenses, as described under “Summary—Recent Developments.” However, there can be no assurance that we will consummate the Make-Whole Redemption. This offering is not conditioned on the consummation of the Make-Whole Redemption. Therefore, upon the closing of this offering, you will become a holder of the notes regardless of whether the Make-Whole Redemption is consummated, delayed or terminated. If the Make-Whole Redemption is not consummated, we may use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds.”

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of the notes, after deducting underwriting discounts and expenses payable by us, will be approximately $             million. We intend to use the net proceeds from this offering, together with cash on hand, to fund the Make-Whole Redemption and the payment of any related fees and expenses and any remaining proceeds for general corporate purposes. Pending their application, we may invest the net proceeds in short term investments. This offering is not conditioned upon the consummation of the Make-Whole Redemption. If the Make-Whole Redemption is not consummated, we may use the net proceeds from this offering for general corporate purposes. For more information on the Make-Whole Redemption, see “Summary—Recent Developments.” Certain of the underwriters or their affiliates may hold the 2019 Notes and, to the extent we use proceeds from this offering to fund the Make-Whole Redemption, may receive proceeds from this offering. See “Underwriting—Other Relationships.”

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the periods shown is as follows:

	Six Months Ended June 30, 2017	Year Ended December 31,
		2016		2015		2014	2013	2012
Ratio of earnings to fixed charges	1.40x	(3.21)x(	1)	(2.45)x(	1)	4.64x	7.79x	11.11x

(1)	The deficiency in our earnings available for fixed charges for the years ended December 31, 2016 and 2015 was $479.8 million and $388.9 million, respectively

For all periods presented, the ratio of earnings to fixed charges has been computed on a total enterprise basis. Earnings represent pre-tax income from continuing operations plus fixed charges. Fixed charges include (1) interest, whether expensed or capitalized, (2) amortization of debt issuance costs, whether expensed or capitalized, and (3) a portion of rent expense, which we believe represents the interest factor attributable to rent.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2017 and as adjusted as of such date after giving effect to the sale of the notes pursuant to this offering and the expected application of the net proceeds of this offering as described under “Use of Proceeds” to fund the Make-Whole Redemption. You should read this table in conjunction with our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement.

	June 30, 2017
	Actual	As Adjusted
	(In thousands)
Cash and cash equivalents	$160,969	$

Long-term debt (including current maturities) (1):
Senior revolving credit facility (2)	$—		$—
5.875% senior notes due 2019	498,957		—
5.70% senior notes due 2039	492,890		492,890
3.45% senior notes due 2023	248,019		248,019
4.875% senior notes due 2043	741,592		741,592
% senior notes due 2025 (3)	—

Total long-term debt	1,981,458

Stockholders’ equity:
Preferred stock, par value $0.01 per share, 25,000,000 shares authorized; no shares issued and outstanding	—		—
Common stock, par value $0.01 per share, 500,000,000 shares authorized; 144,080,636 shares issued and 137,224,156 shares outstanding	1,441		1,441
Additional paid-in capital	2,007,798		2,007,798
Retained earnings	1,985,640		1,985,640
Accumulated other comprehensive income (loss)	(2)		(2)
Treasury stock at cost (6,856,480 shares)	(203,059)		(203,059)

Total stockholders’ equity	3,791,818		3,791,818

Total capitalization	$5,773,276	$

(1)	As adjusted, outstanding indebtedness is shown after netting associated issuance costs.
(2)	At June 30, 2017, we had no borrowings outstanding under our $1.5 billion senior revolving credit facility.
(3)	Assumes notes offered hereby are issued at par.

SELECTED CONSOLIDATED FINANCIAL DATA

The following table sets forth certain historical consolidated financial data relating to our company. We prepared the selected consolidated financial data from our consolidated financial statements as of and for the periods presented. The selected consolidated financial data below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 and our Consolidated Financial Statements (including the notes thereto) in Item 8 in our Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q incorporated by reference in this prospectus supplement.

	Six Months Ended June 30, 2017	As of and for the Year Ended December 31,
		2016	2015(1)	2014(1)	2013(1)	2012(1)
	(In thousands, except per share data)
Income Statement Data:
Total revenues	$773,515	$1,600,342	$2,419,393	$2,814,671	$2,920,421	$2,986,508
Operating income (loss)	71,683	(356,884)	(294,074)	572,562	801,606	962,378
Net income (loss)	39,488	(372,503)	(274,285)	387,011	548,686	720,477
Net income (loss) per share:
Basic	0.29	(2.72)	(2.00)	2.82	3.95	5.18
Diluted	0.29	(2.72)	(2.00)	2.81	3.95	5.18

Balance Sheet Data:
Drilling and other property and equipment, net	$5,490,158	$5,726,935	$6,378,814	$6,945,953	$5,467,227	$4,864,972
Total assets	6,193,263	6,371,877	7,149,894	8,005,398	8,374,437	7,223,760
Long-term debt (excluding current maturities)	1,981,458	1,980,884	1,979,778	1,978,635	2,227,192	1,484,540

Other Financial Data:
Capital expenditures	$71,889	$652,673	$830,655	$2,032,764	$957,598	$702,041
Cash dividends declared per share	—	—	0.50	3.50	3.50	3.50

(1)	Historical data for the four annual periods ending on or before December 31, 2015 has been restated to reflect the effect thereon of the adoption on January 1, 2016 of an accounting standard which requires debt issuance costs associated with our senior notes to be presented in the balance sheet as a reduction in the related long-term debt. Prior to the adoption of this accounting standard, debt issuance costs associated with our senior notes were presented as “Prepaid expenses and other current assets” and “Other assets” in our Consolidated Balance Sheets.

DESCRIPTION OF NOTES

The following description of the particular terms of the notes supplements, and to the extent inconsistent therewith, replaces the descriptions of the general terms and provisions contained in “Description of Debt Securities” in the accompanying base prospectus. References to the “Company,” “we,” “us,” or “our” in this section of the prospectus supplement mean Diamond Offshore Drilling, Inc.

The notes will be issued under an indenture (the “base indenture”), dated as of February 4, 1997, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Mellon and previously known as The Bank of New York) (as successor under the base indenture to The Chase Manhattan Bank), as trustee (the “trustee”), as supplemented and amended by a Ninth Supplemental Indenture, to be dated as of August                 , 2017. References to the “indenture” in this section of the prospectus supplement mean the base indenture as so supplemented and amended. The notes will constitute a separate series of debt securities under the indenture. You can obtain copies of the indenture by following the directions described under the heading “Where You Can Find More Information” on page S-2 of this prospectus supplement.

The following statements are subject to the detailed provisions of the indenture. We urge you to read the indenture because it, not the summaries below and in the accompanying base prospectus, defines your rights. Capitalized terms that are not defined in the following discussion have the meanings assigned to them in the indenture.

General

The indenture does not limit the amount of other unsecured indebtedness that we or our subsidiaries may incur, and this may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the trading value of your notes and a risk that the credit rating of the notes is lowered or withdrawn.

The notes will be issued in fully registered form only, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes do not provide for any sinking fund.

We do not intend to list the notes on any securities exchange. We cannot assure you that an active trading market will develop or be maintained for the notes. If an active trading market does develop for the notes, the notes may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our financial performance and other factors. In addition, there may be a limited number of buyers when you decide to sell your notes. This may affect the price, if any, offered for your notes or your ability to sell your notes when desired or at all. See “Risk Factors—Risks Relating to the Notes and Our Indebtedness—There is currently no trading market for the notes and an active trading market for the notes may not develop.”

For a description of the rights attaching to debt securities under the indenture, see “Description of Debt Securities” in the accompanying base prospectus.

The notes offered hereby will initially be issued in an aggregate principal amount of $        . The notes will bear interest at     % per annum and will mature on                 , 2025. Interest on the notes will accrue from                 , 2017. Interest on the notes will be payable semi-annually in arrears on                  and                 of each year, commencing                 , 2018, to the persons in whose names the notes are registered at the close of business on the preceding                  and                 , as the case may be, whether or not that day is a business day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Any payment otherwise required to be made in respect of the notes on a date that is not a business day for the notes may be made on the next succeeding business day with the same force and effect as if made on that date. No additional interest shall accrue as a result of a delayed payment.

Further Issues

We may, from time to time, without the consent of the holders of the notes, issue other debt securities under the indenture in addition to the aggregate principal amount of the notes. We may also, from time to time, without the consent of the holders, issue additional debt securities having the same ranking and the same interest rate, maturity and other terms as the notes offered by this prospectus supplement, except for issue date and offering price and, in some cases, the first interest payment date, provided that if such additional debt securities are not fungible with the notes of a series for U.S. federal income tax purposes, such additional debt securities will have a separate CUSIP, ISIN or Common Code (as applicable) so that they are distinguishable from the notes of such series. Any such additional debt securities will, together with the then outstanding notes, constitute a single class of notes under the indenture, and as such will vote together on matters under the indenture. No additional notes may be issued if an Event of Default has occurred and is continuing under the indenture with respect to the notes.

Ranking of Notes; Holding Company Structure

The notes will be our general unsecured obligations and will rank equally in right of payment with all of our other existing and future senior indebtedness. We are a holding company. In addition to being effectively subordinated to any of our future secured obligations, the notes will be structurally subordinated to all existing and future obligations of our subsidiaries. The indenture does not limit the ability of our subsidiaries to incur additional indebtedness. See “Risk Factors—Risks Relating to the Notes and Our Indebtedness—Our holding company structure results in substantial structural subordination and may affect our ability to make payments on the notes.”

As of June 30, 2017:

•	we had approximately $2.0 billion aggregate principal amount of total indebtedness outstanding, all of which would have ranked equally in right of payment with the notes;

•	none of our indebtedness was secured;

•	none of our indebtedness would have been subordinated to the notes; and

•	our subsidiaries had no third party indebtedness outstanding.

Optional Redemption

We may redeem the notes prior to                 , 2025 (the date that is three months prior to the scheduled maturity of the notes), in whole or in part, at a “make-whole” redemption price, calculated by us, equal to the greater of:

(1) 100% of the principal amount of the notes to be redeemed; and

(2) the sum of the present values of the remaining scheduled payments of principal and interest (other than interest accruing to the date of redemption) on the notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points.

At any time on or after                 , 2025 (the date that is three months prior to the scheduled maturity of the notes), we may, in whole or in part, redeem the notes (including any additional notes) at our option at a redemption price equal to 100% of the principal amount thereof.

In the case of any redemption, we will pay accrued interest on the principal amount of the notes being redeemed to, but excluding, the redemption date.

If the Company elects to redeem less than all of the notes, then the trustee will select the particular notes to be redeemed in a manner it deems appropriate and fair. However, so long as notes are held in the name of Cede & Co., then such selection shall be made in accordance with the operating procedures of DTC.

Notice of any redemption will be mailed at least 15 days but not more than 60 days before the date of redemption to each holder of the notes to be redeemed. The notice of redemption will state, among other things, the amount of notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of notes to be redeemed. In connection with any redemption of notes, any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the notes or the portions called for redemption.

In addition, we may at any time purchase notes by tender, in the open market or by private agreement, subject to applicable law.

Change of Control Repurchase Event

Upon the occurrence of a Change of Control Repurchase Event with respect to the notes, unless the Company has previously or concurrently exercised its right to redeem all of the notes as described under “—Optional Redemption,” each holder of notes will have the right, except as provided below, to require that the Company repurchase all or any part (in denominations of $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes for a cash price equal to 101% of the aggregate principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, thereon to, but not including, the date of repurchase (the “Change of Control Payment”).

Not later than 45 days following any Change of Control Repurchase Event, the Company will deliver, or cause to be delivered, to the holders of record of the notes, with a copy to the trustee, a notice: (1) describing the transaction or transactions that constitute the Change of Control Repurchase Event; (2) offering to repurchase, pursuant to the procedures required by the indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice, which shall be a business day not earlier than 30 days, nor later than 60 days, from the date the notice is delivered (the “Change of Control Payment Date”), and for the Change of Control Payment, all notes that are properly tendered by such holder pursuant to such Change of Control Offer prior to 5:00 p.m. New York time on the second business day preceding the Change of Control Payment Date; and (3) describing the procedures (in any event consistent with the indenture) that holders of record of the notes must follow to accept the Change of Control Offer.

On or before the Change of Control Payment Date, the Company will, to the extent lawful, deposit with the paying agent an amount equal to the Change of Control Payment in respect of the notes or portions of notes properly tendered.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all notes or portions of notes (in denominations of $2,000 or integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer; and

(2) deliver or cause to be delivered to the trustee the notes so accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

The paying agent will promptly deliver to each holder who has so tendered notes the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes so tendered, if any; provided that each such new note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, to, but not including, such date will be paid on the relevant interest payment date to the Person in whose name a note is registered at the close of business on such record date.

A Change of Control Offer will be required to remain open for at least 20 business days or for such longer period as is required by law. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay for all or any of the notes that might be delivered by holders seeking to accept the Change of Control Offer. See “Risk Factors—Risks Relating to the Notes and Our Indebtedness—We may not be able to fund a change of control offer.” In addition, in the event of a Change of Control Repurchase Event, the Company may not be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding indebtedness which may prohibit the offer. If the Company fails to repurchase all of the notes tendered for purchase upon a Change of Control Repurchase Event, such failure will constitute an Event of Default under the indenture that will govern the notes. In addition, the occurrence of certain of the events which would constitute a Change of Control may constitute an event of default under the Company’s senior revolving credit facility and may constitute an event of default under other existing or future indebtedness. Moreover, the exercise by holders of their right to require the Company to purchase notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of the repurchase on the Company. Finally, the Company’s ability to pay cash to the holders upon a Change of Control Repurchase Event may be limited by its then existing financial resources.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control Repurchase Event will be applicable regardless of whether any other provisions of the indenture are applicable to the transaction giving rise to the Change of Control Repurchase Event. The Change of Control Repurchase Event purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management.

Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancing or other recapitalizations, that would not constitute a Change of Control Repurchase Event under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise effect the Company’s consolidated capital structure or credit ratings. Restrictions on the ability of the Company and its Subsidiaries to incur secured indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Liens.” Except as described above with respect to a Change of Control, the indenture will not contain provisions that permit the holders to require that the Company purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under such Change of Control Offer or (ii) the Company has given notice of the redemption of all of the notes then outstanding as described under “—Optional Redemption,” unless and until there is a default in the payment of the applicable redemption price.

If holders of not less than 90.0% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the notes validly tendered and not withdrawn by such holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment, plus, to the extent not included in the Change of Control Payment price, accrued and unpaid interest, if any, to, but not including, the date of redemption.

With respect to any disposition of properties or assets, the phrase “all or substantially all” as used in the indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which will govern the notes and the indenture) and is subject to judicial interpretation. Accordingly, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries, and therefore it may be unclear as to whether a Change of Control Repurchase Event has occurred and whether the holders have the right to require the Company to purchase notes.

The Company will comply with all applicable securities legislation in the United States, including, without limitation, the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the “Change of Control Repurchase Event” provisions of the indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control Repurchase Event” provisions of the indenture by virtue of such compliance.

The provisions under the indenture relating to the Company’s obligation to make a Change of Control Offer may be waived, modified or terminated with the consent of the holders of a majority in principal amount of the notes then outstanding.

Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event, conditional upon such Change of Control Repurchase Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Limitation on Merger, Consolidation and Certain Sale of Assets

The indenture provides that we may not consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity, unless:

•	the successor or transferee entity, if other than us, expressly assumes by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of, any premium on and any interest on, all the outstanding notes and the performance of every covenant in the indenture to be performed or observed by us;

•	immediately after giving effect to the transaction, no Event of Default, as defined in the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each in the form required by the indenture and stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the foregoing provisions relating to such transaction.

In case of any such consolidation, merger, conveyance or transfer, the successor entity will succeed to and be substituted for us as obligor on the notes, with the same effect as if it had been named in the indenture as the Company.

Certain Covenants of the Company

The indenture contains certain covenants that will be applicable (unless waived or amended) so long as any of the notes are outstanding.

In the following discussion, when we refer to our “drilling rigs and drillship,” we mean any drilling rig or drillship (or the stock or indebtedness of any Subsidiary, as defined in the indenture, owning such a drilling rig or drillship) that we or one of our Subsidiaries leases as lessee, or owns greater than a 50% interest in, that our

Board of Directors deems of material importance to us and that has a net book value greater than 2% of Consolidated Net Tangible Assets. When we refer to “Consolidated Net Tangible Assets,” we mean the total amount of our assets (less reserves and other properly deductible items) after deducting current liabilities (other than those that are extendable at our option to a date more than 12 months after the date the amount is determined), goodwill and other intangible assets shown in our most recent consolidated balance sheet prepared in accordance with generally accepted accounting principles.

Limitation on Liens

In the indenture, we have agreed that we will not, and we will not permit any of our Subsidiaries to, create, assume or allow to exist any debt secured by a lien upon any of our drilling rigs or drillship, unless we secure the notes equally and ratably with the debt secured by the lien. This covenant has exceptions that permit:

•	liens already existing on the date the notes are issued;

•	liens on property existing at the time we acquire the property or liens on property of a corporation or other entity at the time it becomes a Subsidiary;

•	liens securing debt incurred to finance the acquisition, construction and commencement of commercial operation, alteration, repair or improvement of any property, if the debt was incurred prior to, at the time of or within 12 months after that event, and to the extent that debt is in excess of the purchase price or cost, recourse on the debt is only against that property;

•	liens that secure debt which a Subsidiary owes to us or to another Subsidiary;

•	liens in favor of a governmental entity to secure either:

—	payments under any contract or statute; or

—	industrial development, pollution control or similar indebtedness;

•	liens imposed by law such as mechanic’s or workmen’s liens;

•	governmental liens under contracts for the sale of products or services;

•	liens under workers compensation laws or similar legislation;

•	liens in connection with legal proceedings or securing taxes or assessments;

•	good faith deposits in connection with bids, tenders, contracts or leases;

•	deposits made in connection with maintaining self-insurance, to obtain the benefits of laws, regulations or arrangements relating to unemployment insurance, old age pensions, social security or similar matters or to secure surety, appeal or customs bonds; and

•	any extensions, renewals or replacements of the above-described liens if both:

—	the amount of debt secured by the new lien does not exceed the amount of debt secured, plus any additional debt used to complete the project, if applicable; and

—	the new lien is limited to all or a part of the property (plus any improvements) secured by the original lien.

In addition, without securing the notes as described above, we may create, assume or allow to exist secured debt that this covenant would otherwise restrict in an aggregate amount that does not exceed a “basket” equal to 10% of our Consolidated Net Tangible Assets. When determining whether secured debt is permitted by this exception, we must include in the calculation of the “basket” amount all of our other secured debt that this covenant would otherwise restrict and the present value of lease payments in connection with sale and lease-back transactions that would be prohibited by the “Limitation on sale and lease-back transactions” covenant described below if this exception did not apply.

Limitation on Sale and Lease-Back Transactions

We have agreed that we will not enter into a sale and lease-back transaction covering any drilling rig or drillship, unless one of the following applies:

•	we could incur debt secured by the leased property in an amount at least equal to the present value of the lease payments in connection with that sale and lease-back transaction without violating the “Limitation on liens” covenant described above; or

•	within six months of the effective date of the sale and lease-back transaction, we apply an amount equal to the present value of the lease payments in connection with the sale and lease-back transaction to either:

—	the acquisition of any drilling rig or drillship; or

—	the voluntary retirement (including by redemption, defeasance, repurchase or otherwise) of long-term debt or other debt maturing more than one year after its creation, in each case ranking equally with the notes.

When we use the term “sale and lease-back transaction,” we mean any arrangement by which we sell or transfer to any person any drilling rig or drillship that we then lease back from them. This term excludes leases no longer than five years, intercompany leases, leases executed within 12 months of the acquisition, construction, improvement or commencement of commercial operation of the drilling rig or drillship, and arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954 (which permitted the lessor to recognize depreciation on the property).

Events of Default, Waiver and Notice

An event of default is defined in the indenture, with respect to the notes, as:

(a) default for 30 days in payment of any interest on the notes;

(b) default in payment of principal of the notes at maturity or the redemption price when the same becomes due and payable;

(c) default in the payment (after any applicable grace period) of any indebtedness for money borrowed by the Company or a Subsidiary in excess of $100.0 million principal amount (excluding such indebtedness of any Subsidiary other than a Significant Subsidiary, all the indebtedness of which Subsidiary is nonrecourse to the Company or any other Subsidiary) or default on such indebtedness that results in the acceleration of such indebtedness prior to its express maturity, if such indebtedness is not discharged, or such acceleration is not annulled, by the end of a period of 10 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding notes;

(d) default by us in the performance of any other covenant contained in the indenture for the benefit of the notes that has not been remedied by the end of a period of 60 days after notice is given as specified in the indenture;

(e) the Company’s failure to repurchase all of the notes tendered for purchase upon a Change of Control Repurchase Event; and

(f) certain events of bankruptcy, insolvency and reorganization of the Company or a Significant Subsidiary.

When we refer to a “Significant Subsidiary,” we mean any Subsidiary, the Net Worth of which represents more than 10% of the Consolidated Net Worth of the Company and our Subsidiaries. The terms “Subsidiary,” “Net Worth” and “Consolidated Net Worth” are defined in the indenture.

The indenture provides that:

•	if an event of default described in clause (a), (b), (c), (d) (if the event of default under clause (d) is with respect to less than all series of debt securities issued under the base indenture and then outstanding) or (e) above has occurred and is continuing with respect to a series of debt securities issued under the base indenture and then outstanding, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding (each such series acting as a separate class) may declare the principal (or, in the case of debt securities originally issued at a discount, the portion thereof as may be specified in the terms thereof) of the debt securities of the affected series and the interest accrued thereon, if any, to be due and payable immediately; and

•	if an event of default described in clause (d) above (if the event of default under clause (d) is with respect to all series of debt securities issued under the base indenture and then outstanding) has occurred and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of all debt securities issued under the base indenture and then outstanding (treated as one class) may declare the principal (or, in the case of the debt securities originally issued at a discount, the portion thereof as may be specified in the terms thereof) of all debt securities issued under the base indenture and then outstanding and the interest accrued thereon, if any, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, any premium on or any interest on, such debt securities and in compliance with certain covenants) may be waived by the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding. If an event of default described in clause (f) above occurs and is continuing, then the principal amount (or, in the case of debt securities originally issued at a discount, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities issued under the base indenture and then outstanding and all accrued interest thereon shall become and be due and payable immediately, without any declaration or other act by the trustee or any other holder.

Under the indenture, the trustee must give to the holders of notes notice of all uncured defaults known to it with respect to the notes within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods); provided that, except in the case of default in the payment of principal of, any premium on or any interest on, any of the notes, or default in the payment of any sinking or purchase fund installment or analogous obligations, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the notes.

No holder of any notes may institute any action under the indenture unless:

•	such holder has given the trustee written notice of a continuing event of default with respect to the notes;

•	the holders of not less than 25% in aggregate principal amount of the notes then outstanding have requested the trustee to institute proceedings in respect of such event of default;

•	such holder or holders have offered the trustee such reasonable indemnity as the trustee may require;

•	the trustee has failed to institute an action for 60 days thereafter; and

•	no inconsistent direction has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of notes.

The holders of a majority in aggregate principal amount of the notes affected and then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes. The indenture provides that, if an event of default occurs and is continuing, the trustee, in exercising its rights and powers under the indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. The indenture further provides that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it.

We must furnish to the trustee within 120 days after the end of each fiscal year a statement signed by one of certain officers of the Company to the effect that a review of our activities during such year and of our performance under the indenture and the terms of the notes has been made, and, to the best of the knowledge of the signatories based on such review, we have complied with all conditions and covenants of the indenture or, if we are in default, specifying such default.

For the purposes of determining whether the holders of the requisite principal amount of notes have taken any action herein described, the principal amount of notes will be deemed to be the portion of such principal amount that would be due and payable at the time of the taking of such action upon a declaration of acceleration of maturity thereof.

Certain Definitions

In addition to the definitions contained in the base indenture, the following definitions will be included in the Ninth Supplemental Indenture.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person other than a Permitted Holder (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)), in each case which occurrence is followed by a Rating Event within 60 days thereafter;

(2) the adoption by the stockholders of the Company of a plan relating to the liquidation or dissolution of the Company; or

(3) the consummation of any transaction (including any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)), other than a Permitted Holder, becomes the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, units or the like, which occurrence is followed by a Rating Event within 60 days thereafter.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Event with respect to the notes.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term (“Remaining Life”) of the notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if we obtain fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time.

“Permitted Holder” means (i) Loews Corporation and its affiliates, (ii) the Company, (iii) any Person of which the Company becomes a wholly-owned subsidiary, provided that immediately after such event, the beneficial owners of the Voting Stock of the Company immediately prior to such event beneficially own, directly or indirectly, a majority of Voting Stock of such Person, (iv) any Subsidiary of any of the foregoing, and (v) any officer, director, manager, member or partner of any of the foregoing.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Rating Agencies” means, with respect to the notes, (1) each of Moody’s Investors Service, Inc. and S&P Global Ratings, and the successors of either and (2) if either of the aforementioned ceases to rate such notes or fails to make a rating of such notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company as a replacement agency for each of the aforementioned, or both of them, as the case may be.

“Rating Event” means, with respect to the notes, the rating of such notes is lowered from the rating received by such notes upon issuance by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could reasonably be expected to result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of such notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies).

“Reference Treasury Dealer” means (1) Barclays Capital Inc. and J.P. Morgan Securities LLC and, in each case, their respective successors; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by the Reference Treasury Dealer at 5:00 p.m. New York City time on the third business day preceding the redemption date for the notes being redeemed.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided, however, that, if no maturity is within three months before or after the Remaining Life of the notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the board of directors (or similar governing body) of such Person.

Modification of the Indenture

We and the trustee may, without the consent of the holders of the debt securities issued under the base indenture, enter into supplemental indentures for, among others, one or more of the following purposes:

•	to evidence the succession of another corporation or other entity to the Company, and the assumption by such successor of our obligations under the indenture and the debt securities of any series;

•	to add covenants of the Company, surrender any rights of the Company, or add guarantees by the Company’s Subsidiaries or other Persons, in each case for the benefit of the holders of debt securities of any or all series;

•	to secure the notes;

•	to cure any ambiguity, omission, defect or inconsistency in such indenture;

•	to establish the form or terms of any series of debt securities, including any subordinated securities;

•	to evidence and provide for the acceptance of any successor trustee with respect to one or more series of debt securities or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with such indenture; and

•	to provide any additional events of default.

With certain exceptions, the indenture or the rights of the holders of the notes may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the notes then outstanding, but no such modification may be made without the consent of the holder of each outstanding note affected thereby that would:

•	change the maturity of any payment of principal of, or any premium on, or any installment of interest on any note, or reduce the principal amount thereof or the rate of regular interest or any premium thereon, or change the method of computing the amount of principal thereof or the rate of interest thereon on any date or change any place of payment where, or the coin or currency in which, any note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be) or adversely affect the repurchase or redemption provisions in the indenture;

•	reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture; or

•	modify any of the provisions of certain sections of the indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby.

Satisfaction and Discharge; Defeasance

We may satisfy and discharge our obligations under the indenture with respect to the notes by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee or the paying agent, if applicable, after the notes have become due and payable, whether at stated maturity, or any redemption date or otherwise, cash sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by our company.

Governing Law

The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

Book-Entry Notes

The Depository Trust Company (“DTC”), New York, New York, will act as securities depository for the notes. The notes will be issued as fully registered global securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.

Beneficial interests in the notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants. Investors may elect to hold interests in the notes through DTC if they are participants in the DTC system, or indirectly through organizations which are participants in the DTC system.

DTC has informed us that DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by New York Stock Exchange LLC, NYSE MKT LLC and the Financial Industry Regulatory Authority. Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the Commission.

Purchases of the notes under the DTC system must be made by or through Direct Participants, which receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (a “Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmations from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in notes except in the event that use of the book-entry system for the notes is discontinued. As a result, the ability of a person having a beneficial interest in the notes to pledge such interest to persons or entities that do not participate in the DTC system, or to otherwise take actions with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest. In addition, the laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer notes evidenced by the global notes will be limited to such extent.

To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual

Beneficial Owners of the notes. DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a Direct Participant in accordance with DTC procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Payments of principal, interest and premium, if any, on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such Participant and not of DTC, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and premiums, if any, on the notes and payment of redemption proceeds, distributions and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility and disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

Investors electing to hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings on the settlement date against payment in same-day funds within DTC effected in U.S. dollars.

Secondary market sales of book-entry interests in the notes between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to U.S. corporate debt obligations in DTC’s Settlement System.

If DTC is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual notes in exchange for the Global Security representing such notes. In addition, we may, at any time and in our sole discretion, determine not to have the notes represented by one or more Global Securities and, in such event, will issue individual notes in exchange for the Global Security or Global Securities representing such notes. Individual notes so issued will be issued in denominations, unless we specify otherwise, of $2,000 and integral multiples of $1,000 in excess thereof. See “Description of Debt Securities—Global Securities” in the accompanying base prospectus.

We will not have any responsibility or obligation to participants in the DTC system or the persons for whom they act as nominees with respect to the accuracy of the records of DTC, its nominee or any Direct Participant or Indirect Participant with respect to any ownership interest in the notes, or with respect to payments to or providing of notice for the Direct Participants, the Indirect Participants or the beneficial owners of the notes.

The information in this section concerning DTC and its book-entry systems has been obtained from sources that we believe to be reliable. Neither we, the trustee nor the underwriters, dealers or agents are responsible for the accuracy or completeness of this information.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following summary of certain material United States federal income tax consequences of the purchase, ownership and disposition of the notes is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the “Code,” the final, temporary and proposed Treasury Regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations.

The following summary is not binding on the Internal Revenue Service, or the “IRS,” and there can be no assurance that the IRS will take a similar view with respect to the tax consequences described below. No ruling has been or will be requested by us from the IRS on any tax matters relating to the notes.

This discussion is for general information only and does not purport to address all of the possible United States federal income tax consequences or any state, local or foreign tax consequences of the acquisition, ownership and disposition of the notes. This discussion is limited to investors who purchase the notes in this offering at their initial offering price, and who will hold the notes as capital assets within the meaning of Section 1221 of the Code. This discussion does not address all of the tax consequences that may be relevant to particular holders in light of their unique circumstances or to certain types of holders who or that may be subject to special tax rules or treatment, such as, among others, dealers in securities or foreign currencies, insurance companies, certain financial institutions, banks, tax-exempt entities, persons holding a note as a part of or in connection with a straddle, hedging transaction, constructive sale or synthetic security transaction for United States federal income tax purposes, holders that are traders in securities and that elect to mark to market, holders who have ceased to be United States citizens or to be taxed as resident aliens, holders who are subject to the United States federal alternative minimum tax, U.S. holders (as defined below) whose “functional currency” (as defined in Section 985 of the Code) is not the United States dollar and beneficial owners of 2019 Notes that dispose of 2019 Notes pursuant to the Make-Whole Redemption. Prospective purchasers of the notes are urged to consult their tax advisors regarding the United States federal income tax consequences of purchasing, owning and disposing of the notes, as well as any other tax consequences that may arise under the laws of the United States or of any state, local, foreign or other taxing jurisdiction (and which are not addressed herein), including estate or gift tax liability and the 3.8% Medicare tax on net investment income, as may be applicable to their particular situations.

For purposes of this discussion, a “United States person” means:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for United States federal income tax purposes, created in or organized under the laws of the United States or any state or political subdivision thereof;

•	an estate the income of which is subject to United States federal income taxation without regard to the source of its income; or

•	a trust (a) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect to be treated as a United States person under the Code.

As used herein, the term “U.S. holder” means a beneficial owner of a note that is a United States person and the term “non-U.S. holder” means a beneficial owner of a note that is neither a United States person nor a partnership or other entity treated as a partnership for United States federal income tax purposes.

If a partnership (or any other entity that is treated as a “partnership” for United States federal income tax purposes) holds a note, the United States federal income tax treatment of a partner of such partnership (or beneficial owner of such other entity) will generally depend upon the status of the partner or beneficial owner and the activities of the partnership or such other entity. If you are a partner of a partnership (or beneficial owner of such other entity) holding a note, you should consult your tax advisor.

U.S. Holders

Payments of Stated Interest

A U.S. holder of a note will generally be required to report stated interest in respect of a note as ordinary interest income at the time such interest is accrued or received in accordance with such U.S. holder’s regular method of accounting for United States federal income tax purposes. It is expected, and this discussion assumes, that the notes will not be issued at a discount that will equal or exceed a de minimis amount of original issue discount (and, thus, will not be issued with original issue discount for United States federal income tax purposes).

In certain circumstances, we may be obligated to pay you amounts in excess of the stated interest and principal payable on the notes. The obligation to make such payments may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” Under applicable Treasury Regulations, the possibility of such amounts being paid will not cause the notes to be treated as contingent payment debt instruments if there is only a remote chance that these contingencies will occur or if such contingencies are considered to be incidental. If the notes were deemed to be contingent payment debt instruments, holders might, among other things, be required to treat any gain recognized on the sale or other disposition of a note as ordinary income rather than as capital gain, and the timing and amount of income inclusion may be different from the consequences discussed herein. Although the matter is not free from doubt, we intend to take the position that either the likelihood that such payments will be made is remote or, if made, will be incidental and therefore the notes are not subject to the rules governing contingent payment debt instruments. This determination will be binding on a holder unless such holder explicitly discloses on a statement attached to such holder’s timely filed United States federal income tax return for the taxable year that includes the acquisition date of the note that such holder’s determination is different. It is possible, however, that the IRS may take a contrary position from that described above, in which case the tax consequences to a holder could differ materially and adversely from those described below. The remainder of this disclosure assumes that the notes will not be treated as contingent payment debt instruments.

Sale, Taxable Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes

A U.S. holder will generally recognize gain or loss on the sale, taxable exchange, redemption, retirement or other taxable disposition of a note in an amount equal to the difference between (a) the amount of cash plus the fair market value of any other property received upon such disposition (except to the extent attributable to accrued interest), and (b) the U.S. holder’s adjusted United States federal income tax basis in the disposed of note. Such gain or loss will generally be capital gain or loss, and will be long term capital gain or loss if the U.S. holder had held the disposed of note for more than one year at the time of such disposition; provided, however, amounts received by the U.S. holder that are attributable to accrued interest and which the U.S. holder has not yet included in income for United States federal income tax purposes would be taxed as ordinary interest income for United States federal income tax purposes. A U.S. holder’s adjusted United States federal income tax basis in a note will generally be equal to the U.S. holder’s cost for the note. The deductibility of capital losses is subject to certain limitations.

Medicare Net Investment Income Tax

A tax of 3.8% is imposed on the “net investment income” of certain individuals, trusts and estates on the lesser of (1) the taxpayer’s “net investment income” (or undistributed net investment income in the case of an estate or trust) for the relevant taxable year and (2) the excess of the taxpayer’s modified adjusted gross income (or adjusted gross income in the case of an estate or trust) for the taxable year over a certain threshold (which in the case of an individual is between $125,000 and $250,000, depending on the individual’s circumstances). A

U.S. Holder’s net investment income will generally include gross income from interest on the notes and net gain attributable to the disposition of certain property, such as the notes, less certain deductions, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Prospective investors should consult their own tax advisors regarding the applicability of this tax in their particular circumstances in respect of their investment in the notes.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to certain payments of principal and interest in respect of, and the proceeds of sale or other disposition of, the notes, unless the U.S. holder is an exempt recipient. In addition, a U.S. holder will be subject to backup withholding if he, she or it fails to provide his, her or its correct taxpayer identification number or certification of exempt status or has been notified by the IRS that he, she or it is subject to backup withholding. U.S. holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable. Backup withholding is not an additional United States federal income tax. Rather, the United States federal income tax liability of a person subject to withholding will be reduced by the amount withheld. If withholding results in an overpayment of United States federal income taxes, a refund or credit may be obtained from the IRS, provided that the required information is properly furnished to the IRS on a timely basis.

Non-U.S. Holders

Payments of Interest

Subject to the discussion below concerning Information Reporting and Backup Withholding and Additional Withholding Tax on Payments Made to Foreign Accounts, under current United States federal tax law, interest paid to a non-U.S. holder in respect of a note will generally not be subject to United States federal income or withholding tax, provided that the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder, and the non-U.S. holder (a) does not own, actually or constructively, directly or indirectly, 10% or more of the total combined voting power of all classes of our stock entitled to vote; (b) is not, for United States federal income tax purposes, a controlled foreign corporation that is a related person (within the meaning of Section 864(d)(4) of the Code) to us; (c) is not a bank for which the notes constitute an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and (d) certifies under penalties of perjury his, her or its non-United States person status on the IRS Form W-8BEN or W-8BEN-E (or successor form) and, otherwise, satisfies the certification requirements of Section 871(h) or Section 881(c) of the Code, as applicable, and the Treasury Regulations thereunder (the “Portfolio Interest Exemption Certification”).

In the case of a non-U.S. holder who or that does not satisfy the requirements of the immediately preceding paragraph, such non-U.S. holder would be subject to United States federal withholding tax on interest received by him, her or it in respect of his, her or its notes at a flat rate of 30%, unless such non-U.S. holder provides the withholding agent, prior to the payment of such interest, with a properly executed:

(1) IRS Form W-8BEN or W-8BEN-E or successor form claiming an exemption from withholding, or eligibility for a reduced rate, under the benefit of an applicable tax treaty (or, in the case of a note held on behalf of the non-U.S. holder by a securities clearing organization, bank or other financial institution holding customers’ securities in the ordinary course of its trade or business, such financial institution files with the withholding agent a statement that it has received the IRS Form W-8BEN or W-8BEN-E or successor form from the non-U.S. holder, furnishes the withholding agent with a copy thereof, and otherwise complies with the applicable IRS requirements); or

(2) IRS Form W-8ECI or successor form stating that interest paid in respect of his, her or its notes is not subject to withholding tax because such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, in which case such interest would be subject to United States federal income tax on a net income basis as applicable to U.S. holders generally unless an applicable income tax treaty would provide otherwise. Any non-U.S. holder that is a corporation for United States federal income tax purposes and whose interest in respect of its notes is effectively connected with the conduct of a trade or business within the United States may also be subject to a United States federal branch profits tax of 30% (or lower rate under an applicable treaty).

In addition, a non-U.S. holder that claims the benefit of an applicable tax treaty may be required to obtain a United States taxpayer identification number and to provide documentary evidence issued by a foreign governmental authority to prove residence in a foreign country. Special procedures are provided in the Treasury Regulations for payments through qualified intermediaries.

Sale, Taxable Exchange, Redemption, Retirement or Other Taxable Disposition of Notes

A non-U.S. holder will generally not be subject to United States federal income tax on gain recognized on the sale, taxable exchange, redemption, retirement or other taxable disposition of his, her or its notes, unless (a) such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (or, if an income tax treaty applies, such gain is attributable to a U.S. “permanent establishment” maintained by such non-U.S. holder) or (b) in the case of a non-U.S. holder who is a nonresident alien individual, such non-U.S. holder is present in the United States for 183 or more days during the taxable year of such disposition and certain other requirements are met. Any such gain described in the foregoing clause (a) that is effectively connected with the conduct of a United States trade or business by a non-U.S. holder would be subject to United States federal income tax on a net income basis in the same manner as if such non-U.S. holder were a United States person and, in addition, if the non-U.S. holder is a corporation for United States federal income tax purposes, may also be subject to a United States federal branch profits tax of 30% (or lower rate under an applicable treaty). Any such gain described in the foregoing clause (b) will be subject to United States federal income tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty), which may be offset by certain U.S. source capital losses. Non-U.S. holders are urged to consult their own tax advisors with respect to other United States federal tax consequences of the ownership and sale, taxable exchange, redemption or other taxable disposition of the notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate).

Information Reporting and Backup Withholding

We will, when required, report to the IRS and to each non-U.S. holder the amount of any interest paid in respect of the notes in each calendar year, and the amount of tax withheld, if any, with respect to the payments. This information may also be made available to the tax authorities of a country in which the non-U.S. holder resides. Backup withholding will not apply to payments made in respect of the notes if the Portfolio Interest Exemption Certification requirements are satisfied, provided that we, our paying agent or the qualified intermediary, as the case may be, does not have actual knowledge or reason to know that the payee is a United States person.

Under current Treasury Regulations, payments in respect of the sale, taxable exchange, redemption, retirement, or other taxable disposition of a note made to or through a foreign office of a broker generally would not be subject to backup withholding. However, if such broker is:

•	a United States person;

•	a controlled foreign corporation for United States federal income tax purposes;

•	a foreign person 50% or more of whose gross income for certain periods is effectively connected with a United States trade or business; or

•	a foreign partnership with certain connections to the United States,

then information reporting would be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if the broker has actual knowledge or reason to know that the payee is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the non-U.S. holder certifies, under penalties of perjury, that he, she or it is not a United States person and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a United States person, or the non-U.S. holder otherwise establishes an exemption.

Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against that non-U.S. holder’s United States federal income tax liability, provided that the required information is properly furnished to the IRS on a timely basis.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or gross proceeds from the sale or other disposition of, a note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on a note, and will apply to payments of gross proceeds from the sale or other disposition of a note on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

THE PRECEDING DISCUSSION OF CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS CONCERNING THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH PROSPECTIVE HOLDER IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO HIM, HER OR IT OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

UNDERWRITING

Barclays Capital Inc., and J.P. Morgan Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., MUFG Securities Americas Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC are acting as book-running managers of this offering. Barclays Capital Inc. is acting as the representative of the underwriters. Under the terms of an underwriting agreement, dated as of the date of this prospectus supplement, each of the underwriters named below has severally agreed to purchase from us the principal amount of the notes set forth opposite its name below:

Underwriters	Principal Amount of Notes
Barclays Capital Inc.	$
J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
MUFG Securities Americas Inc.
SunTrust Robinson Humphrey, Inc.
Wells Fargo Securities, LLC
RBC Capital Markets, LLC
Goldman Sachs & Co. LLC

Total	$

The underwriters are obligated to purchase all of the notes offered hereby if any of the notes are purchased. The underwriting agreement provides that the underwriters’ obligation to purchase the notes depends on the satisfaction of the conditions contained in the underwriting agreement, including that:

•	the representations and warranties made by us to the underwriters are true;

•	there is no material adverse change in our business; and

•	we deliver customary closing documents to the underwriters.

Commissions and Expenses

The underwriters will purchase the notes at the discount from the offering price indicated on the cover of this prospectus supplement and propose initially to offer and sell the notes at the offering price set forth on the front of this prospectus supplement, less a concession not to exceed     % of the principal amount of the notes. The underwriters may allow, and dealers may re-allow a concession not to exceed     % of the principal amount of the notes on sales to other dealers. After the initial offering of the notes, the offering price at which the notes are being offered may be changed at any time without notice. Sales of notes made outside of the United States may be made by affiliates of the underwriters.

The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering, expressed as a percentage of the principal amount of the notes and in total:

	Per Note		Total
Underwriting discount		%	$

We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately $        .

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Stabilization and Short Positions

In connection with this offering, the underwriters may engage in certain transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for and purchase notes in the open market to cover syndicate short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above what it would be in the absence of such activities. The underwriters are not required to engage in any of these activities, and they may end any of them at any time. We and the underwriters make no representation as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, we and the underwriters make no representation that anyone will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Settlement

We expect that delivery of the notes will be made against payment therefor on or about the closing date specified on the coverage page of this prospectus, which will be the tenth business day following the date of pricing of the notes (this settlement cycle being referred to as “T+10”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the six succeeding business days will be required, by virtue of the fact that the notes initially will settle T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on the date of pricing or the six succeeding business days should consult their own advisors.

Electronic Distribution

This prospectus supplement and the accompanying base prospectus may be made available in electronic format on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of notes for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representative on the same basis as other allocations.

Other than this prospectus supplement and the accompanying base prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of this prospectus supplement, the accompanying base prospectus or the registration statement of which such accompanying base prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses. Affiliates of Barclays Capital Inc., J.P. Morgan Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., MUFG Securities Americas Inc., SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC, RBC Capital Markets, LLC and Goldman Sachs & Co. LLC act as lenders and/or agents under our senior revolving credit facility. In connection with this transaction, Barclays Capital Inc., J.P. Morgan Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., MUFG Securities Americas Inc., SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC, RBC Capital Markets, LLC and Goldman Sachs & Co. LLC or their affiliates may have received, or may receive in the future, customary fees for their services and certain of their expenses may have been, or may be in the future, reimbursed.

In addition, in the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. As described above, certain of the underwriters or their affiliates have a lending relationship with us, and certain of those underwriters or their affiliates routinely hedge, certain other of those underwriters or their affiliates are likely to hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Certain of the underwriters or their affiliates may hold the 2019 Notes and, to the extent we use proceeds from this offering to fund the Make-Whole Redemption, may receive proceeds from this offering.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any notes which are the subject of the offering contemplated herein may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any notes may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to legal entities which are qualified investors as defined under the Prospectus Directive;

•	by the underwriters to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative of the underwriters for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any notes under, the offers contemplated here in this prospectus will be deemed to have represented, warranted and agreed to and with each underwriter and us that:

•	it is a qualified investor as defined under the Prospectus Directive; and

•	in the case of any notes acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the notes acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in the circumstances in which the prior consent of the representative of the underwriters has been given to the offer or resale or (ii) where notes have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of such notes to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this representation and the provision above, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) as received in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to the notes in, from or otherwise involving the United Kingdom.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying base prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Certain legal matters in connection with the offering of the notes will be passed upon for us by David L. Roland, our Senior Vice President, General Counsel and Secretary, and by Duane Morris LLP, Houston, Texas, and for the underwriters by Latham & Watkins LLP, Houston, Texas.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from Diamond Offshore Drilling, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of Diamond Offshore Drilling, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Prospectus

Diamond Offshore Drilling, Inc.

Debt Securities

Preferred Stock

Common Stock

Warrants

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units

We, Diamond Offshore Drilling, Inc., may offer from time to time:

•	unsecured senior or subordinated debt securities;

•	preferred stock;

•	common stock;

•	warrants to purchase debt securities, preferred stock, common stock or other securities;

•	subscription rights to purchase debt securities, preferred stock, common stock or other securities;

•	stock purchase contracts to purchase shares of our preferred stock or common stock; or

•	stock purchase units consisting of (a) stock purchase contracts; (b) warrants; and/or (c) debt securities or debt obligations of third parties (including United States treasury securities, other stock purchase contracts or common stock), that would secure the holders’ obligations to purchase or sell, as the case may be, preferred stock or common stock under the stock purchase contract.

We will provide the terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “DO”. If we decide to seek a listing of any debt securities, preferred stock or warrants offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Our principal office is located at 15415 Katy Freeway, Houston, Texas 77094. Our telephone number is (281) 492-5300.

Investing in our securities involves significant risks. You should carefully read the risk factors included in the applicable prospectus supplement and in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 9, 2015

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. We will provide the terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” on page 2.

In this prospectus, the words “we,” “us,” “our,” and “Diamond Offshore” refer to Diamond Offshore Drilling, Inc., a Delaware corporation, and “our Board of Directors” refers to the board of directors of Diamond Offshore Drilling, Inc.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the information incorporated by reference in this prospectus may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain or be identified by the words “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” “believe,” “should,” “could,” “may,” “might,” “will,” “will be,” “will continue,” “will likely result,” “project,” “forecast,” “budget” and similar expressions. In addition, any statement concerning future financial performance (including, without limitation, future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible actions taken by or against us, which may be provided by management, are also forward-looking statements as so defined. These types of statements are based on current expectations about future events and inherently are subject to a variety of assumptions, risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those expected, projected or expressed in forward-looking statements. Factors that could impact these areas and our overall business and financial performance and cause actual results to differ from these forward-looking statements include, but are not limited to, the risk factors discussed elsewhere in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference in this prospectus. These factors include, among others, risks and uncertainties associated with general economic and business conditions, contract cancellations, customer or vendor bankruptcy, operations, litigation, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory and sanction initiatives and compliance with governmental regulations, customer preferences, obtaining necessary partner and third party approvals, timing of construction of new builds, collection of receivables and various other matters, many of which are beyond our control. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based.

ABOUT DIAMOND OFFSHORE

We are a leading, global offshore oil and gas drilling contractor. Our fleet is currently comprised of 38 offshore drilling rigs, excluding three mid-water semisubmersible rigs that we plan to retire and scrap. Our fleet consists of 27 semisubmersibles, including the Ocean GreatWhite, which is under construction, six jack-ups and five dynamically positioned drillships, including the Ocean BlackLion which is also under construction.

We drill in the waters of North America, South America, Europe, Africa, Asia, the Middle East and Australia. We offer comprehensive drilling services to the global energy industry.

Our principal executive offices are located at 15415 Katy Freeway, Houston, Texas 77094, and our telephone number at that location is (281) 492-5300.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any reports or other information that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC’s Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room in Washington D.C. and other locations. Our SEC filings are also available to the public from commercial document retrieval services, at our website (www.diamondoffshore.com) and at the SEC’s website (www.sec.gov). Information on our website is not incorporated into this prospectus or our other SEC filings and is not a part of this prospectus or those filings.

The SEC allows us to “incorporate by reference” the information that we file with them into this prospectus. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC, including our annual, quarterly and current reports. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is modified or superseded by information contained in this prospectus or any other subsequently filed document. The information incorporated by reference is an important part of this prospectus and any accompanying prospectus supplement. All documents filed (but not those that are furnished) by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of the registration statement and prior to the termination of the offering of the securities, will be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, any accompanying prospectus supplement and any previously filed document.

The following documents have been filed by us with the SEC (File No. 1-13926) and are incorporated by reference into this prospectus:

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2014;

•	Our current report on Form 8-K filed February 12, 2015; and

•	The description of our common stock contained in our Registration Statement on Form 8-A dated September 16, 1995 and Amendment No. 1 thereto on Form 8-A/A dated October 9, 1995, and any amendment or report filed for the purpose of updating such information.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to:

Diamond Offshore Drilling, Inc.

15415 Katy Freeway, Suite 100

Houston, Texas 77094

Attention: Investor Relations

Telephone: (281) 492-5300.

No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the periods shown is as follows:

	Year Ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	4.64x	7.79x	11.11x	14.40x	15.35x

For all periods presented, the ratio of earnings to fixed charges has been computed on a total enterprise basis. Earnings represent pre-tax income from continuing operations plus fixed charges. For purposes of this ratio, fixed charges include (i) interest, whether expensed or capitalized, (ii) amortization of debt issuance costs, whether expensed or capitalized, and (iii) a portion of rent expense, which we believe represents the interest factor attributable to rent.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes some of the general terms and provisions of the debt securities. The particular terms of the debt securities and the extent, if any, to which such general provisions may apply to any series of debt securities will be described in the prospectus supplement relating to such series.

Unless otherwise specified in the prospectus supplement, we will issue debt securities under an indenture dated as of February 4, 1997 between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York) (as successor under the indenture to The Chase Manhattan Bank), as trustee, which we refer to as the indenture, as modified to the extent set forth in the applicable supplemental indenture relating to such series of debt securities. The term “trustee” refers to the trustee under each indenture, which trustee will be named in a prospectus supplement.

The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The following summary of the material provisions of the indenture and the debt securities is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indenture that is applicable to you because it, and not the summary below, defines your rights as a holder of debt securities. You can obtain copies of the indenture by following the directions described under the heading “Where You Can Find More Information” on page 2.

In the summary below, we have included references to section numbers of the indenture so that you can easily locate those provisions. Unless otherwise noted, the referenced section numbers are the same in each indenture. Capitalized terms used in the summary below but not defined in this prospectus have the meanings specified in the indenture. The referenced sections of the indenture and the definitions of capitalized terms are incorporated by reference in the following summary.

General

The debt securities may be either senior securities or subordinated securities and will be unsecured. As of December 31, 2014, approximately $2,244.5 million aggregate principal amount of Diamond Offshore’s existing debt would have ranked senior to the subordinated securities and equally with the senior securities. As of December 31, 2014, none of Diamond Offshore’s existing debt would have been subordinated to the senior securities and none would have ranked equally with the subordinated securities. The indenture does not limit the amount of debt securities which may be issued under it and debt securities may be issued under the indenture up to the aggregate principal amount which we may authorize from time to time. (Section 301) Debt securities may be issued from time to time and offered on terms determined in light of market conditions at the time of sale.

Since Diamond Offshore is a holding company, the right of Diamond Offshore, and hence the rights of the creditors and stockholders of Diamond Offshore, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is accordingly subject to prior claims of creditors of the subsidiary, except to the extent that claims of Diamond Offshore itself as a creditor of the subsidiary may be recognized. As of December 31, 2014, Diamond Offshore’s subsidiaries, on a consolidated basis, had no debt outstanding. The indenture does not prohibit us or our subsidiaries from incurring debt or agreeing to limitations on their ability to pay dividends or make other distributions to us.

The senior securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of Diamond Offshore. To the extent provided in the prospectus supplement relating thereto, we may be required to secure senior securities equally and ratably with other Debt (as defined in the indenture) with respect to which we elect or are required to provide security. The subordinated securities will be unsecured and will be subordinated and junior to all “Senior Indebtedness” (which for this purpose includes any senior securities) to the extent set forth in the applicable supplemental indenture and the prospectus supplement relating to such series.

The debt securities may be issued in one or more series with the same or various maturities at par, at a premium or at a discount. Any debt securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount (which may be substantial) from their stated principal amount. Federal income tax consequences and other special considerations applicable to any such substantially discounted debt securities will be described in the prospectus supplement relating thereto.

Reference is made to the applicable prospectus supplement or pricing supplement, as the case may be, for the following terms, to the extent applicable, of the debt securities offered hereby:

•	the designation, aggregate principal amount and authorized denominations of such debt securities;

•	the percentage of their principal amount at which such debt securities will be issued;

•	the date or dates on which the debt securities will mature;

•	the rate or rates (which may be fixed or floating) per annum at which the debt securities will bear interest, if any, or the method of determining such rate or rates;

•	the date or dates on which any such interest will be payable, the date or dates on which payment of any such interest will commence and the Regular Record Dates for such Interest Payment Dates;

•	whether such debt securities are senior securities or subordinated securities;

•	the terms of any mandatory or optional redemption (including any provisions for any sinking, purchase or other analogous fund) or repayment option;

•	the currency, currencies or currency units for which the debt securities may be purchased and the currency, currencies or currency units in which the principal thereof, any premium thereon and any interest thereon may be payable;

•	if the currency, currencies or currency units for which the debt securities may be purchased or in which the principal thereof, any premium thereon and any interest thereon may be payable is at our election or the purchaser’s election, the manner in which such election may be made;

•	if the amount of payments on the debt securities is determined with reference to an index based on one or more currencies or currency units, changes in the price of one or more securities or changes in the price of one or more commodities, the manner in which such amounts may be determined;

•	the extent to which any of the debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent Global Security will be paid;

•	the terms and conditions upon which conversion or exchange of the debt securities into or for common stock, preferred stock or other debt securities will be effected, including the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain Federal income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities; and

•	any other specific terms of the debt securities not inconsistent with the indenture.

If any of the debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or any interest on any series of debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, Federal income tax consequences, specific terms and other information with respect to such issue of debt securities and such currencies or currency units will be set forth in the prospectus supplement relating thereto.

Unless otherwise specified in the prospectus supplement, the principal of, any premium on, and any interest on the debt securities will be payable, and the debt securities will be transferable, at the Corporate Trust Office of the trustee specified in the applicable supplemental indenture, provided that payment of interest, if any, may be made at our option by check mailed on or before the payment date, by first class mail, to the address of the person entitled thereto as it appears on the registry books of us or our agent.

Unless otherwise specified in the prospectus supplement, the debt securities will be issued only in fully registered form and in denominations of $1,000 and any integral multiple thereof. (Sections 301 and 302) No service charge will be made for any transfer or exchange of any debt securities, but we may, except in certain specified cases not involving any transfer, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

Global Securities

The debt securities of a series may be issued, in whole or in part, in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or pricing supplement, as the case may be, relating to that series. Global Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a Global Security may not be transferred except as a whole by the depositary for such Global Security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the related prospectus supplement or pricing supplement, as the case may be. We anticipate that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a Global Security, the depositary for such Global Security or its nominee will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such Global Security to the accounts of persons that have accounts with such depositary. Such accounts will be designated by the dealers, underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the applicable depositary, referred to as participants, or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

So long as the depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual debt securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities of such series in definitive form and will not be considered the owners or holders thereof under the indenture governing such debt securities.

Payments of principal of, any premium on, and any interest on, individual debt securities represented by a Global Security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such debt securities. Neither we, the trustee for such debt securities, any Paying Agent, nor the Security Registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing any of such debt securities, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”. Such payments will be the responsibility of such participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of such series in exchange for the Global Security representing such series of debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement or pricing supplement, as the case may be, relating to such debt securities, determine not to have any debt securities of a series represented by one or more Global Securities and, in such event, will issue individual debt securities of such series in exchange for the Global Security or Global Securities representing such series of debt securities. Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a Global Security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such Global Security, receive individual debt securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such debt securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual debt securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such debt securities registered in its name. Individual debt securities of such series so issued will be issued in denominations, unless we specify otherwise, of $1,000 and integral multiples thereof.

Senior Securities

The senior securities will be direct, unsecured obligations of Diamond Offshore Drilling, Inc., and will constitute Senior Indebtedness (in each case as defined in the applicable supplemental indenture) ranking on a parity with all other unsecured and unsubordinated indebtedness of Diamond Offshore Drilling, Inc.

Subordinated Securities

The subordinated securities will be direct, unsecured obligations of Diamond Offshore Drilling, Inc. Our obligations pursuant to the subordinated securities will be subordinate in right of payment to the extent set forth in the indenture and the applicable supplemental indenture to all senior indebtedness (including all senior securities) (in each case as defined in the applicable supplemental indenture). Except to the extent otherwise set forth in a prospectus supplement, the indenture does not contain any restriction on the amount of senior indebtedness which we may incur.

The terms of the subordination of a series of subordinated securities, together with the definition of senior indebtedness related thereto, will be as set forth in the applicable supplemental indenture and the prospectus supplement or pricing supplement, as the case may be, relating to such series.

The subordinated securities will not be subordinated to indebtedness of our company which is not senior indebtedness, and the creditors of our company who do not hold senior indebtedness will not benefit from the subordination provisions described herein. In the event of the bankruptcy or insolvency of our company before or after maturity of the subordinated securities, such other creditors would rank pari passu with holders of the subordinated securities, subject, however, to the broad equity powers of the Federal bankruptcy court pursuant to which such court may, among other things, reclassify the claims of any series of subordinated securities into a class of claims having a different relative priority with respect to the claims of such other creditors or any other claims against our company.

Conversion and Exchange

The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock or our preferred stock, another series of our debt securities, other securities, property or cash, or a combination of any of the foregoing, will be summarized in the applicable prospectus supplement or pricing supplement, as the case may be, relating to such series of debt securities. Such terms may include provisions for conversion or exchange, either on a mandatory basis, at the option of the holder, or at our option, in which the number of shares or amount of our common stock or our preferred stock, another series of our debt securities, other securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as summarized in the related prospectus supplement or pricing supplement.

Redemption of Debt Securities

If so specified in the applicable supplemental indenture and related prospectus supplement, we may redeem debt securities of any series, in whole or in part, at our option, at any time. Provisions relating to the redemption of debt securities, if any, will be described in the applicable prospectus supplement. From and after the time that notice has been given as provided in the indenture, if funds for the redemption of any debt securities called for redemption have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Certain Definitions

Certain terms defined in Section 101 of the indenture are summarized below.

“Debt” means indebtedness for money borrowed.

“Subsidiary”, when used with respect to our company, means (i) any corporation of which a majority of the outstanding voting stock is owned, directly or indirectly, by our company or by one or more other Subsidiaries, or both, (ii) a partnership in which our company or any Subsidiary of our company is, at the date of determination, a general or limited partner of such partnership, but only if our company or its Subsidiary is entitled to receive more than fifty percent of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or partnership) in which our company or any Subsidiary of our company, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

Covenants

The indenture contains certain covenants that will be applicable (unless waived or amended) so long as any of the debt securities are outstanding, unless stated otherwise in the applicable prospectus supplement or pricing supplement, as the case may be.

Consolidation, Merger, Sale or Conveyance

The indenture provides that we may not consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity, unless:

•	the successor or transferee entity is a corporation or partnership organized and existing under the laws of the United States or any State thereof or the District of Columbia, and expressly assumes by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of, any premium on, and any interest on, all the outstanding debt securities and the performance of every covenant in the indenture on our part to be performed or observed;

•	immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•	we have delivered to the trustee an Officers’ Certificate and an Opinion of Counsel, each in the form required by the indenture and stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the foregoing provisions relating to such transaction. (Section 801)

In case of any such consolidation, merger, conveyance or transfer, the successor entity will succeed to and be substituted for us as obligor on the debt securities, with the same effect as if it had been named in the indenture as our company. (Section 802)

Events of Default; Waiver and Notice Thereof; Debt Securities in Foreign Currencies

As to any series of debt securities, an Event of Default is defined in the indenture as:

(a)	default for 30 days in payment of any interest on the debt securities of such series;

(b)	default in payment of principal of or any premium on the debt securities of such series at maturity;

(c)	default in payment of any sinking or purchase fund or analogous obligation, if any, on the debt securities of such series;

(d)	default by us in the performance of any other covenant or warranty contained in the indenture for the benefit of such series which shall not have been remedied by the end of a period of 60 days after notice is given as specified in the indenture;

(e)	certain events of bankruptcy, insolvency and reorganization of our company; and

(f)	to the extent set forth in the applicable supplemental indenture and prospectus supplement, certain defaults under other Debt. (Section 501)

A default under one series of debt securities will not necessarily be a default under another series. Any additions, deletions or other changes to the Events of Default which will be applicable to a series of debt securities will be described in the prospectus supplement relating to that series of debt securities.

The indenture provides that:

•	if an Event of Default described in clause (a), (b), (c), (d) or (f) above (if the Event of Default under clause (d) or (f) is with respect to less than all series of debt securities then outstanding) has occurred and is continuing with respect to any series of debt securities issued under the indenture and then outstanding, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding (each such series acting as a separate class) may declare the principal (or, in the case of debt securities originally issued at a discount, the portion thereof specified in the terms thereof) of all outstanding debt securities of the affected series and the interest accrued thereon, if any, to be due and payable immediately; and

•	if an Event of Default described in clause (d) or (f) above (if the Event of Default under clause (d) or (f) is with respect to all series of debt securities then outstanding) has occurred and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of all debt securities issued under the indenture and then outstanding (treated as one class) may declare the principal (or, in the case of debt securities originally issued at a discount, the portion thereof specified in the terms thereof) of all debt securities issued under the indenture and then outstanding and the interest accrued thereon, if any, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, any premium on, or any interest on, such debt securities and in compliance with certain covenants) may be waived by the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding. If an Event of Default described in clause (e) occurs and is continuing, then the principal amount (or, in the case of debt securities originally issued at a discount, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities issued under the indenture and then outstanding and all accrued interest thereon shall become and be due and payable immediately, without any declaration or other act by the trustee or any other Holder. (Sections 502 and 513)

Under the indenture the trustee must give to the holders of each series of debt securities notice of all uncured defaults known to it with respect to such series within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods); provided that, except in the case of default in the payment of principal of, any premium on, or any interest on, any of the debt securities, or default in the payment of any sinking or purchase fund installment or analogous obligations, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. (Section 602)

No holder of any debt securities of any series may institute any action under the indenture unless:

•	such holder has given the trustee written notice of a continuing Event of Default with respect to such series;

•	the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding have requested that the trustee institute proceedings in respect of such Event of Default;

•	such holder or holders have offered the trustee such reasonable indemnity as the trustee may require;

•	the trustee has failed to institute an action for 60 days thereafter; and

•	no inconsistent direction has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of debt securities of such series. (Section 507)

The holders of a majority in aggregate principal amount of the debt securities of any series affected and then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. (Section 512) The indenture provides that, if an Event of Default occurs and is continuing, the trustee, in exercising its rights and powers under the indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. (Section 601) The indenture further provides that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it. (Section 601)

We must furnish to the trustee within 120 days after the end of each fiscal year a statement signed by one of certain of our officers to the effect that a review of our activities during such year and of our performance under the indenture and the terms of the debt securities has been made, and, to the best of the knowledge of the signatories based on such review, we have complied with all conditions and covenants of the indenture or, if we are in default, specifying such default. (Section 1004)

If any debt securities are denominated in a coin or currency other than that of the United States, then for the purposes of determining whether the holders of the requisite principal amount of debt securities have taken any action as herein described, the principal amount of such debt securities shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into United States dollars for the currency in which such debt securities are denominated (as evidenced to the trustee by an Officers’ Certificate) as of the date the taking of such action by the holders of such requisite principal amount is evidenced to the trustee as provided in the indenture. (Section 104)

If any debt securities are Original Issue Discount Securities, then for the purposes of determining whether the holders of the requisite principal amount of debt securities have taken any action herein described, the principal amount of such debt securities shall be deemed to be the portion of such principal amount that would be due and payable at the time of the taking of such action upon a declaration of acceleration of maturity thereof. (Section 101)

Modification of the Indenture

We and the trustee may, without the consent of the holders of the debt securities, enter into indentures supplemental to the indenture for, among others, one or more of the following purposes:

•	to evidence the succession of another corporation to our company, and the assumption by such successor of our obligations under the indenture and the debt securities of any series;

•	to add to our covenants, or surrender any of our rights, for the benefit of the holders of debt securities of any or all series;

•	to cure any ambiguity, omission, defect or inconsistency in such indenture;

•	to establish the form or terms of any series of debt securities, including any subordinated securities;

•	to evidence and provide for the acceptance of any successor trustee with respect to one or more series of debt securities or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with such indenture; and

•	to provide any additional Events of Default. (Section 901)

With certain exceptions, the indenture or the rights of the holders of the debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by such modification then outstanding, but no such modification may be made without the consent of the holder of each outstanding debt security affected thereby that would:

•	change the maturity of any payment of principal of, or any premium on, or any installment of interest on any debt security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date or change any place of payment where, or the coin or currency in which, any debt security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be);

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture; or

•	modify any of the provisions of certain sections of the indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby. (Section 902)

Discharge and Defeasance

Unless otherwise set forth in the applicable prospectus supplement, we can discharge or defease our obligations with respect to any series of debt securities as set forth below. (Article Four)

We may discharge all of our obligations (except those set forth below) to holders of any series of debt securities issued under any indenture that have not already been delivered to the trustee for cancellation and that have either become due and payable, or are by their terms due and payable within one year (or scheduled for redemption within one year), by irrevocably depositing with the trustee cash or U.S. Government Obligations (as defined in such indenture), or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due the principal of, premium, if any, and interest, if any, on all outstanding debt securities of such series and to make any mandatory sinking fund payments, if any, thereon when due. (Section 401)

Unless otherwise provided in the applicable prospectus supplement, we may also elect at any time to (a) defease and be discharged from all of our obligations (except those set forth below) to holders of any series of debt securities issued under each indenture, which we refer to as defeasance, or (b) be released from all of our obligations with respect to certain covenants applicable to any series of debt securities issued under each supplemental indenture, which we refer to as covenant defeasance, if, among other things:

•	we irrevocably deposit with the trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due the principal of, premium, if any, and interest, if any, on all outstanding debt securities of such series and to make any mandatory sinking fund payments, if any, thereon when due and such funds have been so deposited for 91 days;

•	such deposit will not result in a breach or violation of, or cause a default under, any agreement or instrument to which we are a party or by which we are bound; and

•	we deliver to the trustee an opinion of counsel to the effect that the holders of such series of debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the Federal income tax treatment of such holders’ principal and interest payments, if any, on such series of debt securities. (Section 403)

Concerning the Trustee

We and the trustee may from time to time engage in normal and customary banking transactions.

DESCRIPTION OF CAPITAL STOCK

The following description of certain terms of our capital stock does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, our by-laws and the applicable provisions of the Delaware General Corporation Law, or DGCL. Our certificate of incorporation and our by-laws have been filed as exhibits to the registration statement of which this prospectus is a part. For more information on how you can obtain our certificate of incorporation and by-laws, see “Where You Can Find More Information” on page 2. We urge you to read our certificate of incorporation and by-laws in their entirety.

General

Our certificate of incorporation provides that we are authorized to issue 525,000,000 shares of capital stock, consisting of 25,000,000 shares of preferred stock, par value $0.01 per share, and 500,000,000 shares of common stock, par value $0.01 per share. As of March 5, 2015, we had outstanding an aggregate of approximately 137.2 million shares of our common stock and no shares of our preferred stock.

Although our Board of Directors has no intention at the present time of doing so, it could issue common stock, warrants or a series of preferred stock that could, depending on the terms of such securities, impede the completion of a merger, tender offer or other takeover attempt. Our Board of Directors will make any determination whether to issue such shares based on its judgment as to the best interests of our company and our stockholders. Our Board of Directors, in so acting, could issue securities having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our Board of Directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which our stockholders might receive a premium for their stock over the then-current market price of the stock.

Preferred Stock

The following description of certain general terms of the preferred stock does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, the applicable provisions of the DGCL and the certificate of designations that relates to the particular series of preferred stock, which will be filed with the SEC at or prior to the time of the sale of the related preferred stock. Certain terms of any series of preferred stock offered by any prospectus supplement will be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to such series of preferred stock. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below. If there are differences between the prospectus supplement relating to a particular series and this prospectus, the prospectus supplement will control. For more information on how you can obtain our certificate of incorporation and any applicable certificate of designations, see “Where You Can Find More Information” on page 2. We urge you to read our certificate of incorporation and any applicable certificate of designations in their entirety.

Our Board of Directors is authorized, without action by the holders of our common stock, to issue up to 25,000,000 shares of preferred stock in one or more series. Prior to issuance of shares of each series, our Board of Directors is required by the DGCL and our certificate of incorporation to adopt resolutions and file a certificate of designations with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereon, including, but not limited to:

•	dividend rights;

•	dividend rate or rates;

•	conversion rights;

•	voting rights;

•	rights and terms of redemption (including sinking fund provisions);

•	the redemption price or prices; and

•	the liquidation preferences as are permitted by the DGCL.

Our Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-current market price of such shares.

Subject to limitations prescribed by the DGCL, our Board of Directors is authorized to fix the number of shares constituting each series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our Board of Directors or duly authorized committee thereof. The preferred stock offered hereby will, upon issuance and full payment of the purchase price therefor, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Reference is made to the prospectus supplement relating to the series of preferred stock being offered for the specific terms thereof, including:

•	the title and stated value of such preferred stock;

•	the number of shares of such preferred stock offered, the liquidation preference per share and the purchase price of such preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for such preferred stock;

•	the provisions for a sinking fund, if any, for such preferred stock;

•	the provisions for redemption, if applicable, of such preferred stock;

•	any listing of such preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which such preferred stock will be convertible into common stock, including the conversion price (or manner of calculation thereof) and conversion period;

•	voting rights, if any, of such preferred stock;

•	a discussion of any material and/or special Federal income tax considerations applicable to such preferred stock;

•	the relative ranking and preferences of such preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company;

•	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company; and

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

The initial transfer agent and registrar for each series of preferred stock will be described in the related prospectus supplement. The certificate of designations setting forth the provisions of each series of preferred stock will become effective after the date of this prospectus but on or before issuance of the related series of preferred stock.

Common Stock

The following summary of certain rights of our common stock does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, our by-laws and the applicable provisions of the DGCL.

Subject to such preferential rights as may be granted by our Board of Directors in connection with the future issuance of preferred stock, holders of common stock are entitled to one vote for each share held. Such holders are not entitled to cumulative voting for the purpose of electing directors and have no preemptive or similar right to subscribe for, or to purchase, any shares of common stock or other securities we may issue in the future. Accordingly, the holders of more than 50% in voting power of the shares of common stock voting generally for the election of directors will be able to elect all of our directors. At March 5, 2015, Loews Corporation beneficially owned approximately 52.5% of the outstanding shares of our common stock and was in a position to control actions that require the consent of stockholders, including the election of directors, amendment of our Restated Certificate of Incorporation and any mergers or any sale of substantially all of our assets.

Holders of shares of common stock have no exchange, conversion or preemptive rights and such shares are not subject to redemption. All outstanding shares of common stock are, and upon issuance and full payment of the purchase price therefor the shares of common stock offered hereby will be, duly authorized, validly issued, fully paid and nonassessable. Subject to the prior rights, if any, of holders of any outstanding class or series of preferred stock having a preference in relation to the common stock as to distributions upon the dissolution, liquidation and winding-up of our company and as to dividends, holders of shares of common stock are entitled to share ratably in all assets of our company that remain after payment in full of all of our debts and liabilities, and to receive ratably such dividends, if any, as may be declared by our Board of Directors from time to time out of funds and other property legally available therefor.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “DO.”

The transfer agent and registrar for our common stock is Computershare Shareowner Services LLC, 211 Quality Circle, Suite 210, College Station, Texas 77845.

Anti-Takeover Considerations

The DGCL, our certificate of incorporation and our by-laws contain provisions which could serve to discourage or to make more difficult a change in control of us without the support of our board of directors or without meeting various other conditions.

Extraordinary Corporate Transactions

Delaware law provides that the holders of a majority of the shares entitled to vote must approve any fundamental corporate transactions such as mergers, sales of all or substantially all of a corporation’s assets, dissolutions, etc. At March 5, 2015, Loews Corporation beneficially owned approximately 52.5% of the outstanding shares of our common stock and was in a position to control actions that require the consent of stockholders.

State Takeover Legislation

We are a Delaware corporation and are subject to Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting of at least 66-2/3 % of the outstanding voting stock which is not owned by the interested stockholder.

Under Section 203, the restrictions described above would not apply to certain business combinations proposed by an interested stockholder following the announcement (or notification) of one of certain extraordinary transactions involving our company and a person who had not been an interested stockholder during the preceding three years, or who became an interested stockholder with the approval of our Board of Directors, and which transactions are approved or not opposed by a majority of the members of our Board of Directors then in office who were directors prior to any person becoming an interested stockholder during the previous three years, or were recommended for election or elected to succeed such directors by a majority of such directors. Section 203 does not apply to Loews Corporation because it has been more than three years since Loews Corporation became an interested stockholder.

Rights of Dissenting Stockholders

Delaware law does not afford appraisal rights in a merger transaction to holders of shares that are either listed on a national securities exchange or held of record by more than 2,000 holders, provided that such shares will be converted into stock of the surviving corporation or another corporation, which corporation in either case must also be listed on a national securities exchange or held of record by more than 2,000 holders. In addition, Delaware law denies appraisal rights to stockholders of the surviving corporation in a merger if the surviving corporation’s stockholders were not required to approve the merger.

Stockholder Action

Delaware law provides that, unless otherwise stated in the certificate of incorporation, any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of stockholders. Our certificate of incorporation does not provide otherwise and thus permits action by written consent.

Meetings of Stockholders

Our by-laws provide that special meetings of the stockholders may only be called by order of a majority of the entire board of directors or by the chairman of the board of directors or by the president of our company, and shall be held at such date and time, within or without the State of Delaware, as may be specified in such order.

Cumulative Voting

Delaware law permits stockholders to cumulate their votes and either cast them for one candidate or distribute them among two or more candidates in the election of directors only if expressly authorized in a corporation’s certificate of incorporation. Our certificate of incorporation does not authorize cumulative voting.

Removal of Directors

Delaware law provides that, except in the case of a classified board of directors or where cumulative voting applies, a director, or the entire board of directors, of a corporation may be removed, with or without cause, by the affirmative vote of a majority of the shares of the corporation entitled to vote at an election of directors.

Our by-laws provide that, subject to the rights of the holders of any series of preferred stock or other class of capital stock (other than common stock) then outstanding, any director may be removed from office at any time, with or without cause, by the affirmative vote of a majority in voting power of the outstanding shares entitled to vote at an election of directors.

Vacancies

Delaware law provides that vacancies and newly created directorships resulting from a resignation or any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, unless the governing documents of a corporation provide otherwise.

Our by-laws provide that vacancies on the board of directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and any directors so chosen shall hold office until their successors are elected and qualified.

No Preemptive Rights

Holders of our common stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that we may issue in the future.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, preferred stock, common stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any issuance of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of debt securities, preferred stock, common stock or other securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the shares of debt securities, preferred stock, common stock, or other securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we issue subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we issue subscription rights, see “Where You Can Find More Information” on page 2. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in its entirety.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our common or preferred stock at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of our common or preferred stock. The price per share and the number of shares may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be entered into separately or as a part of a stock purchase unit that consists of (a) a stock purchase contract; (b) warrants; and/or (c) debt securities or debt obligations of third parties (including United States treasury securities, other stock purchase contracts or common stock), that would secure the holders’ obligations to purchase or to sell, as the case may be, common or preferred stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or require the holders of the stock purchase units to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

The applicable prospectus supplement will describe the terms of any stock purchase contract or stock purchase unit and will contain a summary of certain United States Federal income tax consequences applicable to the stock purchase contracts and stock purchase units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to purchasers;

•	through agents;

•	to or through underwriters or dealers; or

•	through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•	enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each series of securities will disclose:

•	the terms of the offering;

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any initial public offering price;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act of 1933, as amended. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act of 1933, as amended. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock which is listed on the New York Stock Exchange. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange or on the National Association of Securities Dealers, Inc. automated quotation system; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the requirements of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer shall be fair and reasonable and shall be expressed as a percentage of any offering pursuant to this prospectus and any applicable prospectus supplement or free writing prospectus, as the case may be.

If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by any FINRA member participating in the offering, including affiliates and associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121(a).

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of any securities, the validity of the securities offered by this prospectus will be passed upon for us by Duane Morris LLP, Houston, Texas. If legal matters in connection with offerings made by this prospectus are passed on by other counsel, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Diamond Offshore Drilling, Inc.’s Annual Report on Form 10-K and the effectiveness of Diamond Offshore Drilling, Inc.’s internal control over financial reporting for the year ended December 31, 2014 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$

Diamond Offshore Drilling, Inc.

    % Senior Notes due 2025

Prospectus Supplement                     , 2017

Joint Book-Running Managers

Barclays

J.P. Morgan

Citigroup

HSBC

MUFG

SunTrust Robinson Humphrey

Wells Fargo Securities

Co-Managers

RBC Capital Markets

Goldman Sachs & Co. LLC